UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 16, 2011 (December 14, 2011)

LAREDO PETROLEUM HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35380	45-3007926
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15 W. Sixth Street, Suite 1800, Tulsa, Oklahoma	74119
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (918) 513-4570

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Underwriting Agreement

On December 14, 2011, Laredo Petroleum Holdings, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”), by and among the Company, Laredo Petroleum, LLC (“Laredo LLC” and, together with the Company, the “Laredo Entities”) and J.P. Morgan Securities LLC, Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein (collectively, the “Underwriters”), providing for the offer and sale by the Company (the “Offering”), and purchase by the Underwriters, of 17,500,000 shares of the Company’s common stock (the “Common Stock”) at a price to the public of $17.00 per share ($16.0225 per share, net of underwriting discounts). Pursuant to the Underwriting Agreement, the Company also granted the Underwriters a 30-day option to purchase up to an additional 2,625,000 shares of Common Stock on the same terms to cover over-allotments, if any.

The material terms of the Offering are described in the prospectus, dated December 14, 2011 (the “Prospectus”), filed by the Company with the United States Securities and Exchange Commission (the “Commission”) on December 15, 2011 pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”). The Offering is registered with the Commission pursuant to a Registration Statement on Form S-1, as amended (File No. 333-176439), initially filed by the Company with the Commission on August 24, 2011.

The Underwriting Agreement contains customary representations, warranties and agreements of each of the Laredo Entities and customary conditions to closing, obligations of the parties and termination provisions. The Laredo Entities have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Underwriters may be required to make because of any of those liabilities.

The Offering is expected to close on December 20, 2011. The Company will receive net proceeds (after deducting underwriting discounts and commissions and estimated offering expenses) from the Offering of approximately $277 million. As described in the Prospectus, the Company will use the net proceeds from the Offering to repay a portion of the outstanding indebtedness under its revolving credit facility.

As more fully described under the caption “Underwriting (conflicts of interest)” in the Prospectus, certain of the Underwriters and their affiliates have provided in the past to the Company and its affiliates, and may provide from time to time in the future, certain commercial banking, financial advisory, investment banking and other services for which they have received and may continue to receive customary fees and commissions.  Affiliates of certain of the Underwriters are lenders under the Company’s revolving credit facility and will receive their pro rata portion of the proceeds from the Offering used to repay amounts outstanding under the revolving credit facility.

The foregoing description of the Underwriting Agreement is not complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated in this Item 1.01 by reference.

Item 7.01.  Regulation FD Disclosure.

On December 14, 2011, the Company announced that it had priced the Offering described in Item 1.01 of this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description

1.1

Underwriting Agreement, dated December 14, 2011, by and among Laredo Petroleum Holdings, Inc. and Laredo Petroleum, LLC and J.P. Morgan Securities LLC, Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein

99.1	Press release dated December 14, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAREDO PETROLEUM HOLDINGS, INC.

Date: December 16, 2011	By:	/s/ W. Mark Womble
W. Mark Womble
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

1.1

Underwriting Agreement, dated December 14, 2011, by and among Laredo Petroleum Holdings, Inc. and Laredo Petroleum, LLC and J.P. Morgan Securities LLC, Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein

99.1	Press release dated December 14, 2011